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Exhibit 23.2

[BDO Letterhead]

Consent of Independent Registered Public Accounting Firm

Reef Oil & Gas Partners, L.P.
Richardson, Texas

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 4, 2013, relating to the balance sheet of Reef Oil & Gas Partners, L.P., which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
Dallas, Texas
June 20, 2013

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm